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                                                                   EXHIBIT 10.24

[Huttig Building Products letterhead]


[Name of Director]
[Address]
[Address]
[City/State/Zip]

Dear [Director]:

I am pleased to advise you that the Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc. has awarded a non-qualified stock option to you for the purchase of 20,000 shares of common stock of Huttig Building Products, Inc. at $4.34 per share. The date of grant of these options is January 22, 2001. These options vest according to the following schedule:

         o    50% on January 22, 2002

         o    25% on January 22, 2003

         o    25% on January 22, 2004

Please sign and return the enclosed duplicate of this letter, which when received will constitute a binding option agreement at the price and for the number of shares set forth in this letter.

Very truly yours,


Barry J. Kulpa

ACCEPTED AND AGREED TO:

---------------------------
[Name of Director]

Date:_______________________